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Exhibit (d)(3)

WARRANT RELINQUISHMENT AND RELEASE AGREEMENT

        THIS WARRANT RELINQUISHMENT AND RELEASE AGREEMENT, dated this    day of            , 2003 (this "Release"), is made and entered into by and between North Coast Energy, Inc., a Delaware corporation ("North Coast"), and            , a resident of                        ,            ("Holder").

W I T N E S S E T H:

        WHEREAS, North Coast has granted Holder a warrant, so referenced on Exhibit A to this Release (the "Warrant"), pursuant to which Holder was granted rights to purchase            shares of common stock, par value $.01 per share, of North Coast ("North Coast Common Stock");

        WHEREAS, North Coast, EXCO Resources, Inc., a Texas corporation ("Parent"), and NCE Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of Parent ("Purchaser"), have entered into that certain Agreement and Plan of Merger, dated as of November 26, 2003, as amended and restated on December 4, 2003 (the "Merger Agreement"), pursuant to which (i) Purchaser has agreed to initiate a tender offer (the "Tender Offer") to acquire all outstanding shares of North Coast common stock for the Per Share Amount (as defined in the Merger Agreement) and (ii) following completion of the Tender Offer, North Coast, Parent and Purchaser have agreed to effect a merger of Purchaser with and into North Coast upon the satisfaction or waiver of certain conditions set forth in the Merger Agreement;

        WHEREAS, the parties to the Merger Agreement desire that, upon the consummation of the Tender Offer contemplated by the Merger Agreement, (i) holders of each share of North Coast Common Stock properly tendered pursuant to the terms of the Tender Offer receive the Per Share Amount in cash, as set forth in Article II of the Merger Agreement and (ii) each outstanding warrant to purchase North Coast Common Stock be converted into the right to receive the cash amount equal to the product of (A) the number of shares of North Coast Common Stock subject to such warrant (irrespective of whether such warrant is then exercisable) and (B) the amount by which the Per Share Amount exceeds the exercise or strike price per share of North Coast Common Stock subject to such warrant on the date Purchaser pays for any shares of North Coast Common Stock tendered pursuant to the Tender Offer; and

        WHEREAS, the parties to this Release desire that in consideration for the total cash consideration set forth on Exhibit A to this Release (such cash consideration, net of applicable withholdings, being the "Warrant Merger Consideration") payable to Holder pursuant to the terms of the Merger Agreement, Holder will (i) transfer to North Coast all of Holder's rights under the Warrant to acquire North Coast Common Stock, and (ii) release all existing or potential claims under the Warrant.

        NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree, subject to, and effective upon, the consummation of the Tender Offer contemplated by the Merger Agreement, as follows:

        1.    Relinquishment.

        In consideration for, and effective upon, the receipt by Holder of the Warrant Merger Consideration pursuant to the terms of this Release, Holder does hereby relinquish any and all rights of Holder under the Warrant and any other agreement or plan to acquire (i) North Coast Common Stock or (ii) any other equity security of North Coast or any affiliate thereof, except as otherwise indicated on Exhibit A. The receipt by Holder of the Warrant Merger Consideration shall constitute complete and full payment for the relinquishment of all rights of Holder under the Warrant and any other agreement and plan to acquire (i) North Coast Common Stock or (ii) any other equity security of North Coast or any affiliate thereof, except as otherwise indicated on Exhibit A. Holder hereby represents and warrants to North Coast that, except as otherwise indicated on Exhibit A, the Warrant is the only agreement or understanding between Holder and North Coast or any affiliate of North Coast pertaining to the grant by North Coast (or any affiliate of North Coast) of any right, option or warrant to acquire (i) North Coast Common Stock or (ii) any other equity security of North Coast or any affiliate thereof; provided, however, that nothing in this Release shall be deemed a release or termination of any other agreement between North Coast and Holder or any other rights under policies and benefits of North Coast applicable to Holder. All Warrant Merger Consideration hereunder shall be subject to applicable income tax and employment tax withholding in accordance with the laws of            and the State of            .

        2.    Release.

        Holder for himself and his successors and assigns hereby releases, acquits, and forever discharges North Coast and North Coast's respective past and future subsidiaries, affiliates, employees, officers, directors, stockholders, agents, representatives, successors and assigns (collectively, the "Released Parties") of and from any and all actions, causes of action, suits, claims, demands, judgments, damages, obligations and liabilities of any kind, at law or in equity, known or unknown, which Holder had, now has, or hereafter may have against the Released Parties, or any of them, under the Warrant or any other agreement or plan to acquire (i) North Coast Common Stock or (ii) any other equity security of North Coast or any affiliate thereof, except as otherwise indicated on Exhibit A; provided, however, that nothing in this Release shall be deemed a release or termination of any other agreement between North Coast and Holder or any other rights under policies and benefits of North Coast applicable to Holder.

        3.    Third Party Beneficiary.

        The parties hereto understand and hereby acknowledge that Parent and Purchaser are (i) consummating the transactions contemplated in the Merger Agreement in reliance upon the execution and delivery of this Release and (ii) third party beneficiaries to this Release, and shall be entitled to rely upon and to enforce each of the respective agreements, rights and obligations hereunder to the same extent as if Parent and Purchaser were parties hereto.

        4.    Separate Representation.

        The Holder hereby acknowledges that (i) Holder has not been represented by Calfee, Halter & Griswold LLP or any other counsel or advisors engaged by North Coast in connection with this Release or any other agreements or issues related to the transactions contemplated in the Merger Agreement, (ii) Holder has had sufficient time and opportunity to review this Release and all other documents affecting his or her interests in connection with the transactions contemplated in the Merger Agreement, and (iii) Holder has been advised to engage and consult separate counsel in connection with this Release and all other agreements or issues related to the transactions contemplated in the Merger Agreement.

        5.    CHOICE OF LAW.

        THE VALIDITY OF THIS RELEASE, THE CONSTRUCTION OF ITS TERMS AND THE DETERMINATION OF THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE SUBSTANTIVE LAWS OF THE STATE OF OHIO, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THERETO.

        6.    Jurisdiction and Venue.

        Any judicial proceeding brought by or against any of the parties to this Release on any dispute arising out of this Release shall be brought in the state or federal courts of             County, Ohio, and by execution and delivery of this Release, each of the parties hereto accepts the exclusive jurisdiction and venue of the aforesaid courts and agrees to be bound by any judgment rendered thereby in connection with this Release after exhaustion of all appeals (or by the appropriate appellate court if such appellate court renders judgment).

        7.    Binding Nature.

        This Release shall bind and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

        8.    Counterparts.

        This Release may be executed in multiple counterparts, each of which shall be deemed an original for all purposes and all of which shall be deemed collectively to be one agreement, but in making proof hereof it shall only be necessary to exhibit one such counterpart.

* * * * *

        IN WITNESS WHEREOF, each of the parties hereto has caused this Release to be executed effective as of the date first above written.

NORTH COAST ENERGY, INC.
By:
Gordon O. Yonel President and Chief Executive Officer
HOLDER:
[Name]

EXHIBIT A

Name of Holder:

Date of Grant	Number of Warrants Outstanding	Exercise Price		Merger Price Minus Exercise Price Per Warrant Outstanding			Consideration Payable to Holder
[ ]	[ ]	$	[ ]	$	[ ]	*	$	[ ]	*
		$		$			$
		$		$			$
		$		$			$
		$		$			$
		$		$			$
		$		$			$
		$		$			$
		$		$			$
		$		$			$
		$		$			$
TOTAL AMOUNT DUE							$	[ ]	*

*
Assumes the "Per Share Amount" paid in the tender offer is $            , which amount is subject to increase.

        Other agreements or understandings between Holder and North Coast or any affiliate of North Coast pertaining to the grant by North Coast (or any affiliate of North Coast) of any right, option or warrant to acquire Common Stock or any other equity security of North Coast or any affiliate of North Coast: [NONE].

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  Exhibit (d)(3)
WARRANT RELINQUISHMENT AND RELEASE AGREEMENT